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                                 PROMISSORY NOTE

                                January 28, 1999

MAKER:                     INTERNET FINANCIAL SERVICES INC. and
                           A.B. WATLEY, INC.

ADDRESS OF MAKER:          33 West 17th Street
                           New York, New York 10011

FACE AMOUNT:               $400,000.

MONTHLY INSTALLMENTS (in order of maturity):

24 installments of interest only each in the amount of $4,000. commencing March 1, 1999 and on the first day of each month thereafter up to and including February 1, 2001, based upon an interest rate of twelve (12%) percent per annum.

35 installments of principal each in the amount of $6,667. plus interest on the unpaid principal balance outstanding commencing March 1, 2001 and on the first day of each month thereafter up to and including January 1, 2004, based upon an interest rate of twelve (12%) percent per annum.

1 installment of principal in the amount of $166,665. plus interest on the unpaid principal balance outstanding at that time on February 1, 2004, provided all Monthly Installments have been made on their scheduled due dates.

MAKER'S BANK: ________________________
NUMBER OF INSTALLMENTS:   60

                  FOR VALUE RECEIVED, the above Maker hereby promises to pay to the order of New York Community Investment Company L.L.C., a Delaware limited liability company having its principal place of business at 120 Broadway, New York, New York 10271 ("Payee"), at Maker's Bank, the Face Amount payable in the above Number of Installments each in the amount of the Monthly Installment.


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                  This Note shall bear interest computed from the date hereof at the rate of twelve (12%) percent per annum (the "Contract Rate") except that post-maturity interest (which interest shall accrue at the end of the term of the Note) shall accrue and be payable at the rate of three (3%) percent per annum above the Contract Rate on each Monthly Installment due hereunder not paid when due. In addition, interest shall be computed on the unpaid principal amount at the rate of three (3%) percent per annum above the Contract Rate during any period in which a Monthly Installment is not paid when due.

                  The indebtedness evidenced by this Note is secured by certain collateral more fully described in the Loan Agreement by and between Maker and Payee pertaining to the $400,000. loan and related documents of even date herewith executed by Maker, inter alia, the terms and conditions of which are incorporated herein by reference.

                  The Maker hereby waives presentment for payment, demand, notice of dishonor, protest and notice thereof. If the Maker or any endorser or guarantor becomes subject to the jurisdiction of any federal or state debtor relief statute, or if any such party fails to pay their debts as they mature, or calls a meeting of their creditors, or if a receiver or trustee of their property is appointed, then this Note and all other obligations now or hereafter owing by said obligor to the Payee may become immediately due and payable without notice as to the Maker, but upon notice to any endorser or guarantor.

                  The Maker may prepay this Note, in whole or in part, at any time and from time to time, by paying the principal in increments of not less than $25,000., or the remaining principal amount if less than $25,000. is then outstanding at the time of such prepayment, with interest to the date of prepayment. The Maker shall provide Payee with thirty (30) days prior written notice of its intention to prepay.

                  If any Monthly Installment due hereunder is not paid when due and is placed with an attorney for collection, the Maker as well as all endorsers and guarantors agree to pay all costs of collection, including reasonable attorney's fees, all of which shall be added to the amount due hereunder.

                  If any Monthly Installment hereunder is not made within ten
(10) days of its due date, a late charge of fifty ($50.) dollars or five (5%) percent of each Monthly Installment so overdue, whichever is greater, may be charged by the Payee for the purpose of defraying the expenses incident to handling such delinquent payment to the extent such payment is then permitted by law. In the event any payment is not made within the grace period provided hereinabove, same shall constitute an event of default and Payee may accelerate the entire outstanding indebtedness due and owing hereunder.


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                  This Note has been executed and delivered and shall be
construed and enforced in accordance with the laws of the State of New York, including but not limited to matters of construction, validity and performance.

ATTEST:                               INTERNET FINANCIAL SERVICES INC.

                                      By: /s/ Steven Malin
                                          ----------------------------------
(CORPORATE SEAL)                          Steven Malin,
                                          Chief Executive Officer

                                      A.B. WATLEY, INC.

                                      By: /s/ Robert Malin
                                          ----------------------------------
                                            Robert Malin, President

STATE OF NEW YORK,
COUNTY OF NEW YORK.


                  Steven Malin and Robert Malin, being duly sworn, depose and say:

                  That they are the Chief Executive Officer and President respectively of the Maker in the within Note and that they executed same and the papers pertinent thereto; that they affirm and reaffirm the warranties and representations made therein; that they make this affidavit knowing full well that the Payee has advanced the sum of $400,000. relying upon the statements herein contained and upon the warranties and representations contained in the Loan Agreement by and between Maker and Payee pertaining to the $400,000. loan of even date, and that this affidavit is made for the sole purpose of inducing the Payee to make said advance.

                                      /s/ Steven Malin
                                     ----------------------------------
                                     Steven Malin,
                                     Chief Executive Officer of
                                     Internet Financial Services Inc.

                                      /s/ Robert Malin
                                     ----------------------------------
                                     Robert Malin, President of
                                     A.B. Watley, Inc.



Sworn to before me this
28th day of January, 1999

/s/ Linda J. Malin
--------------------------
     Notary Public